Exhibit No. 99.1

Riverview Financial Corporation Completes Acquisition of Citizens National Bank of Meyersdale

HARRISBURG PA (Marketwired), January 4, 2016 – Riverview Financial Corporation (OTCQX: RIVE) today announced that its acquisition of Citizens National Bank of Meyersdale (Citizens) was completed on December 31, 2015, through a stock and cash transaction.

Riverview Financial Corporation is the bank holding company of Riverview Bank. Effective December 31, 2015, Citizens merged with and into Riverview Bank. The former Citizens branches will operate under the new name Citizens Neighborhood Bank, a division of Riverview Bank. The combined company will have total assets, loans, and deposits of approximately $536.9 million, $405 million and $448.1 million, respectively. Riverview Bank will continue to operate as a full service commercial bank and provide deposit, personal and business lending, and investment services from 15 locations in Pennsylvania.

Kirk D. Fox, CEO of Riverview commented, “We are pleased to welcome Citizens’ customers, shareholders, and employees to Riverview Financial Corporation. This acquisition creates a presence for Riverview in Somerset County, creating an exciting opportunity to provide our wide range of banking and wealth management services in the Citizens’ geographic footprint.”

Timothy E. Walters, the President of Citizens commented, “We are very excited about our bright future together and expect that our customers and shareholders will quickly realize the benefits of this business combination.” Mr. Walters will become the President of Riverview Financial Wealth Management, a division of Riverview Bank, and will play a major role in further development of the company’s wealth management business.

In the merger, Citizens shareholders were permitted to elect to receive either 2.9586 shares of Riverview common stock, $38.46 in cash or a combination of cash and shares of Riverview common stock for each share of Citizens’ common stock owned, subject to proration to ensure that no more than 20% of the total number of Citizens shares outstanding receive the cash consideration. All elections were required to be completed by December 16, 2015.

Total cash elections made exceeded 20% of the outstanding Citizens common stock. As a result, all elections to receive cash consideration will be reduced, on the same percentage basis, so that the total number of Citizens shares receiving cash consideration is equal to 20% of the total number of Citizens shares outstanding. The pro-rated portion of such cash elections will receive the stock consideration.

Citizens’ shareholders who made a valid stock election for all or a portion of their shares of Citizens common stock will receive 2.9586 shares of Riverview common stock for all Citizens shares for which they made an election.

Citizens’ shareholders who did not make a valid election prior to December 16, 2015 will receive 2.9586 shares of Riverview common stock for each of their shares of Citizens common stock.

Cash in lieu of a fractional Citizens common share will be paid based on a price of $38.46 per Citizens common share.

Citizens’ shareholders can contact Computershare, Riverview’s transfer agent, at 800-368-5948 beginning January 4, 2016 for information regarding individual pro-ration results.

Ambassador Financial Group, Inc. served as financial advisor to Riverview and rendered a fairness opinion in connection with the transaction, and Barley Snyder LLC served as legal counsel to Riverview. Sandler O’Neill + Partners, L.P. served as financial advisor to Citizens and rendered a fairness opinion. Shumaker Williams, P.C. served as legal counsel to Citizens.

About the Company: Riverview Financial Corporation, headquartered in Harrisburg, PA, is the financial holding company for Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, and Riverview Financial Wealth Management. Riverview operates 14 retail banking offices throughout Dauphin, Berks, Northumberland, Schuylkill, Perry, and Somerset Counties, PA and a Wealth Management Office in Schuylkill County. Review Financial Corporation’s shares are traded on the OTCQX Market under the symbol: RIVE. The Company’s Investor Relations site can be found at http://riverviewbankpa.com/.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity, and the Risk Factors disclosed in our annual and quarterly reports.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.